Exhibit 10.42

June 13, 2014

EPT Mount Snow, Inc.

c/o EPR Properties

909 Walnut, Suite 200

Kansas City, Missouri 64106

Attention: Andrew Limbocker

Re:                             Modification and Consent Agreement (Mt. Snow Acquisition and Construction Loan) by and among PEAK RESORTS, INC., a Missouri corporation (“Peak”), MOUNT SNOW, LTD., a Vermont corporation (“Mount Snow”, and together with Peak, collectively, “Borrower”), EPT MOUNT SNOW, INC., a Delaware corporation (“Lender”), and EPT SKI PROPERTIES, INC., a Delaware corporation (“EPT”) dated as of July 26, 2013 (the “Consent”)

Dear Andrew:

As we recently discussed, Borrower desires to modify certain terms of the EB-5 Loan Documents which terms are reflected in the “Confidential Private Placement Memorandum, Mount Snow, Carinthia Group, April 11, 2014” (the “PPM”). I have provided you with an updated version of the PPM. Pursuant to Section 5(ii) of the Consent, Borrower is required to obtain the consent of Lender to any amendment, modification, alteration, increase, or change of the terms of any of the EB-5 Loan Documents. Capitalized terms used but not otherwise defined in this letter shall have the meanings given in the Consent.

The proposed modifications are as follows: (i) the term of the EB-5 Loans shall be for a period of five (5) years plus an extension term of up to two (2) years; (ii) interest on the EB-5 Loans shall accrue at a fixed rate of 1.0% per annum for the first five years; (iii) in the event Borrower elects to extend the term of the loan, interest shall accrue at a fixed rate of 7.0% per annum for the first year of the extension, and at a fixed rate of 10% per annum for the second year of the extension; (iv) interest shall be payable under the EB-5 Loans annually, rather than semi-annually; and (v) Carinthia Group 2, L.P. a limited partnership organized under the laws of the State of Vermont, shall be included as an additional “lender” under the EB-5 Loan Documents.

This consent is strictly limited to the above proposed modifications and shall not constitute a waiver or modification of any requirement of obtaining Lender’s consent to any future modifications as to which consent of EPT Mount Snow, Inc. and/or EPT Ski Properties, Inc. is required under the terms of the Consent or any of the loan documents referenced therein.

Please acknowledge Lender’s consent to the aforementioned modifications to the EB-5 Loan Documents and the PPM by executing below. Thank you.

Best regards,

/s/ Dick Deutsch

Dick Deutsch

CONSENTED TO AGREED AND ACKNOWLEDGED:

EPT MOUNT SNOW, INC.
a Delaware corporation

By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Vice President

CONSENTED TO AGREED AND ACKNOWLEDGED:

EPT SKI PROPERTIES, INC.
a Delaware corporation

By:	/s/ Gregory K. Silvers
Name:	Gregory K. Silvers
Title:	Vice President